Exhibit 10.1

Nonstatutory Stock Option

Granted Under pSivida Corp. 2008 Incentive Plan

1.	Grant of Option.

This certificate evidences a nonstatutory stock option (this “Stock Option”) granted by pSivida Corp., a Delaware corporation (the “Company”), on [            ] (the “Date of Grant”) to [            ] (the “Participant”) pursuant to the Company’s 2008 Incentive Plan (as from time to time in effect, the “Plan”). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of [            ] shares of common stock of the Company (the “Shares”) at $[            ] per Share, which is not less than the fair market value of a Share on the Date of Grant. The latest date on which this Stock Option, or any part thereof, may be exercised is [            ] (the “Final Exercise Date”). The Stock Option evidenced by this certificate [is/is not] intended to be, and [is/is not] hereby designated, a nonstatutory option, meaning an option that [does/does not] qualify as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

2.	Vesting.

(a)	During Employment. [ ]

(b)	Termination of Employment. [ ]

(c)	Change of Control. [ ]

(d)	[ ]

3.	Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; or (ii) through a broker-assisted exercise program acceptable to the Administrator; or (iii) by any other means acceptable to the Administrator, or (iv) by any combination of the foregoing means of exercise. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

4.	Withholding.

Except as otherwise determined by the Administrator, this Stock Option may not be exercised unless the person exercising this Stock Option timely remits to the Company, in cash, all amounts required to be withheld upon exercise (all as determined by the Administrator) or makes other arrangements satisfactory to the Administrator for the payment of such taxes.

5.	Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

6.	Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant. By accepting this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

7.	Other Agreements.

[The Company and Participant agree, in consideration of the grant of this Stock Option, and other good and valuable consideration, the receipt of which is mutually acknowledged, that the provisions of Section 2 shall supersede section [            ] of the Employment Agreement or the provisions of any other agreement between the Company and Participant regarding the vesting and exercise of this Stock Option following a cessation of the Participant’s Employment by reason of an involuntary termination without Cause or a voluntary termination for Good Cause.]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

pSivida Corp.

By
[Name of Authorized Officer]

Dated: [ ]

Acknowledged and agreed:

[Name of Participant]

Dated: [ ]